Exhibit 10.1

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (this “Agreement”) is made as of the 30th day of August, 2021 by and among PIE SQUARED INVESTMENT, LLC, a Delaware limited liability company (“Squared Investment”), PIZZAREV ACQUISTION LLC, a Delaware limited liability company (“Rev Acquisition”; each of Squared Investment and Rev Acquisition is sometimes individually referred to herein as a “Company Member” and collectively as the “Company Members”), and AMERGENT HOSPITALITY GROUP, INC., a Delaware corporation (“AHG”).

RECITALS

A.       Pie Squared Holdings, LLC (the “Company”), directly and through its wholly owned subsidiaries, PizzaRev Franchising, LLC (“Franchising”), Pie Squared Pizza, LLC (“Pie Squared”), PizzaRev Austin, LLC (“Austin”), and PizzaRev IP Holdings, LLC (“IP”; the Company, Franchising, Pie Squared and IP are sometimes collectively referred to herein as the “Holdings Group Entities” and individually as a “Holdings Group Entity”), previously owned and operated, and continues to franchise, pizza restaurants operating under the trade name Pizza Rev.

B.       Each of the Company Members is a party to that certain Amended and Restated Operating Agreement of the Company, dated as of May 22, 2017 (the “Operating Agreement”). The Company Members own all of the equity interests of the Company, with Squared Investment owning 200,000 Common Units and Rev Acquisition owning 1,098,060 Preferred Units (the Preferred Units and the Common Units are sometimes collectively referred to herein as the “Units”).

AGREEMENT

In consideration of the mutual promises and agreements contained herein, the parties agree as follows:

1.       Purchase and Sale of Units.

1.1       Purchase and Sale of Units. Subject to the terms and conditions of this Agreement, AHG agrees to purchase from the Company Members on the Closing Date (as defined below), and the Company Members agree to sell to AHG on the Closing Date, the Units on the terms set forth herein.

1.2       Closing Date; Deliveries.

(a)       The purchase and sale of the Units shall take place, by mutual exchange of signatures, at 10:00 a.m., CDT, on August 30, 2021, or at such other time as the Company Members and AHG mutually agree, orally or in writing (which time is designated as the “Closing Date”). The effective time of this Agreement and the transactions herein contemplated to occur on the Closing Date shall be 12:01 a.m. on August 30, 2021.

(b)       On the Closing Date, AHG shall deliver to Rev Acquisition:

(1) [INTENTIONALLY LEFT BLANK];

(2) a promissory note (the “Note”) executed by AHG in the amount of $1,000,000 substantially in the form of Exhibit 1 hereto;

(3) (i) a security agreement (the “AHG Security Agreement”) executed by AHG Security Agreement substantially in the form of Exhibit 2 hereto, (ii) a UCC-1 financing statement relating to the AHG Security Agreement (the “AHG UCC-1 Financing Statement”) substantially in the form of Exhibit 3, (ii) a guaranty (a “Guaranty”) substantially in the form of Exhibit 4 hereto executed by the Company (the “Company Guaranty”), (iii) a security agreement (a “Security Agreement”) substantially in the form of Exhibit 5 hereto executed by the Company (the “Company Security Agreement”), (iv) a UCC-1 financing statement (a “UCC-1 Financing Statement”) substantially in the form of Exhibit 6 relating to the Company Security Agreement (the “Company UCC-1 Financing Statement”), (v) a Guaranty executed by Franchising (the “Franchising Guaranty”), (vi) a Security Agreement executed by Franchising (the “Franchising Security Agreement”), (vii) a UCC-1 Financing Statement relating to the Franchising Security Agreement (the “Franchising UCC-1 Financing Statement”), (viii) a Guaranty executed by Pie Squared (the “Pie Squared Guaranty”), (viii) a Security Agreement executed by Pie Squared (the “Pie Squared Security Agreement”), (ix) a UCC-1 Financing Statement relating to the Pie Squared Security Agreement (the “Pie Squared UCC-1 Financing Statement”), (x) a Guaranty executed by IP (the “IP Guaranty”), (xi) a Security Agreement executed by IP (the “IP Security Agreement”), (xii) a UCC-1 Financing Statement relating to the IP Security Agreement (the “IP UCC-1 Financing Statement”, and (xiii) a UCC-3 financing statement substantially in the form of Exhibit 7 hereto;

(4) evidence that AHG has provided to the landlord (the “Studio City Store Landlord”) of the store located at 12103 Ventura Blvd., Studio City, California 91604 (the “Studio City Store”) the amounts required by Paragraph 2 and Paragraph 3 of that certain First Amendment to Lease by and among the Studio City Landlord, Pie Squared and Rodney Eckerman relating to the present lease of the Studio City Store (the “Studio City Store Lease”); and

(5) an escrow agreement (the “Escrow Agreement”) executed by AHG, Pie Squared, Holdings and the Company substantially in the form of Exhibit 8 hereto.

(c)       On the Closing Date, Rev Acquisition shall deliver to AHG:

(1) a copy in an electronically readable form of the financial statements and trial balances of Pie Squared for each of the 2019 and 2020 calendar years and the period commencing on January 1, 2021 and ending at the Effective Time;

(2) evidence that the obligations of Pie Squared for all real estate leases for stores owned or leased by the Company or any subsidiary, other than the store located at 1474 N. Kraemer Blvd., Placentia, California (the “Placentia Store”), the Studio City Store, and the store located at 108 W. Wilson Ave, Glendale, CA 91203 (the “Glendale Store”; the Glendale Store, the Placentia Store and the Studio City Store are sometimes collectively referred to herein as the “Continuing Locations”), have been terminated and the Company has no further obligations relating thereto;

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(3) a balance sheet of Pie Squared (the “Balance Sheet”) as of the Effective Date, which Balance Sheet shall reflect that (x) the obligations of Pie Squared for all real estate leases for stores owned by Pie Squared other than the Continuing Locations, have been terminated and Pie Squared has no further obligations relating thereto, (y) all of Pie Squared’s liabilities accruing prior to the Closing Date, other than the liabilities relating to gift cards (the “Gift Card Liability”), have been paid, or reserves have been created on the Balance Sheet for any liabilities which have not been paid, which reserves shall be paid to AHG on the Closing Date, and (z) the life to date remaining unclaimed Gift Card Liability equals $190,547.80 and reserves in the amount of $68,000 have been recorded on the Balance Sheet for such liabilities;

(4) evidence that any person or entity acting as the manager of the Company on the Closing Date is removed from acting in such capacity immediately after the Closing in accordance with the terms of the Operating Agreement; and

(5) the Escrow Agreement executed by Rev Acquisition and D’Andrea & Associates, Ltd., as the Escrow Agent (as defined in the Escrow Agreement).

1.3       Escrow Account. On the Closing Date (a) Pie Squared shall cause $2,000,000 (the “Escrowed Working Capital”) to be deposited into an escrow account (the “Escrow Account”) by wire transfer, (b) Rev Acquisition shall cause to be deposited by wire transfer into the Escrow Account $173,186.65, and (c) AHG shall cause $100,000 to be deposited by wire transfer into the Escrow Account. The Escrow Agent shall invest, reinvest and distribute the Escrowed Working Capital in accordance with the terms of the Escrow Agreement.

2.       Representations and Warranties of Rev Acquisition. Rev Acquisition hereby represents and warrants to AHG as follows:

2.1       Authorization. All action on the part of each Company Member necessary for the execution and delivery of this Agreement by such Company Member, and the performance of all obligations of such Company Member under this Agreement to be performed as of the Closing Date by such Company Member, have been taken or will be taken prior to or on the Closing Date. This Agreement, when executed and delivered by each Company Member, shall constitute a valid and legally binding obligation of such Company Member except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.2       Compliance with Other Arrangements. The execution, delivery and performance of this Agreement by each Company Member, and the consummation of the transactions contemplated by this Agreement, will not result in the violation or default under any instrument, judgment, order, writ or decree or contract to which such Company Member is a party or by which such Company Member is bound.

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2.3       Balance Sheet. Except as otherwise set forth herein or therein, the Balance Sheet is true and correct in all material respects.

2.4       Use of Funds. All funds received by Pie Squared under the Restaurant Revitalization Fund Program (the “RRFP”), other than the Escrowed Working Capital, have been, or in connection with the consummation of the transactions contemplated hereby will be, spent by or on behalf of Pie Squared on an “eligible use” as defined by the RRFP Program Guide as of April 28, 2021 (an “Eligible Use”).

3.       Representations and Warranties of AHG. AHG hereby represents and warrants to each Company Member as follows:

3.1       Authorization. All action on the part of AHG necessary for the execution and delivery of the AHG Transaction Documents by AHG, the performance of all obligations of AHG under each AHG Transaction Document to be performed by AHG as of and prior to the Closing Date, and the delivery by AHG of each AHG Transaction Documents have been taken or will be taken prior to or on the Closing Date. Each AHG Transaction Document, when executed and delivered by AHG, shall constitute a valid and legally binding obligation of AHG except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2       Compliance with Other Arrangements. The execution, delivery and performance of each AHG Transaction Document by AHG and the consummation of the transactions contemplated by each AHG Transaction Document will not result in the violation or default under any instrument, judgment, order, writ or decree, or contract to which AHG is a party or by which AHG is bound.

4.       Conditions to AHG’s Obligations on the Closing Date. The obligations of AHG to perform its obligations hereunder are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, unless otherwise waived:

4.1       Representations and Warranties. The representations and warranties of the Rev Acquisition contained in Section 2 shall be true and correct in all material respects as of the Closing Date.

4.2 Valid Franchise Agreements. The franchise agreements with the following franchisees of the Company shall remain in effect at the following royalty rates: (a) Corona – 5%; (b) Deer Park – 5%; (c) Gosford – 0.0% until April 2023, and 5.0% thereafter; (d) Highland Village – 5%; (e) Palmdale – 0.0% until April 2023, and 5.0% thereafter; (f) Riverwalk – 0.0% until April 2023, and 5.0% thereafter; (g) Rowland Heights – 5.0%; (h) Sioux – 5.0%; and (i) Virginia Beach – 1.0% until April 2021, 3.0% until April 2022, and 5.0% thereafter.

4.3 No Litigation. No litigation shall have been commenced and remain pending against the Company Members, the Company or AHG which seeks to prohibit the Closing.

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4.4       Consents; Approvals; Compliance with Laws. All third-party consents and government approvals necessary in connection with the consummation of the transactions contemplated hereby by the Company and the Company Members shall have been received, and the Company Members and the Company shall be in compliance with all applicable laws necessary for the consummation of such transactions.

4.5       Necessary Corporate Approvals. Each of the Company Members and AHG shall have received all necessary corporate approvals required in order to consummate the transactions contemplated hereby.

4.6       Performance. Each Company Member shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

5.       Conditions to Each Company Member’s Obligations on the Closing Date. The obligations of each Company Member to perform its obligations hereunder are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, unless otherwise waived:

5.1       Representations and Warranties. The representations and warranties of AHG contained in Section 3 shall be true and correct in all material respects as of the Closing Date.

5.2       Consents; Approvals; Compliance with Laws. All third-party consents and government approvals necessary in connection with the consummation of the transactions contemplated hereby by AHG shall have been received, and AHG shall be in compliance with all applicable laws necessary for the consummation of such transactions.

5.3       Necessary Corporate Approvals. Each of the Company Members and AHG shall have received all necessary corporate approvals required in order to consummate the transactions contemplated hereby.

5.4 No Litigation. No litigation shall have been commenced and remain pending against the Company Members, the Company or AHG which seeks to prohibit the Closing.

5.5       Performance. AHG shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

6.       Post-Closing Matters.

(a) Rev Acquisition assumes the following obligations (the “Pre-Closing Obligations”) of each of the Holding Group Entities on the Closing Date: (i) all tax liabilities that arose prior to the consummation of the transaction contemplated by Section 1.2(a) (the “Closing”), (ii) all employee related liabilities occurring prior to the Closing, including any amounts due under any employee benefit plans and earned or accrued incentive compensation, (iii) any accounts payable arising before or relating to any period occurring prior to the Closing, and (iv) except as otherwise set forth herein or in the AHG Transaction Documents, all costs and expenses relating to the Closing occurring prior to the Closing. AHG shall cause any invoices, correspondence or other written communications relating to the Pre-Closing Obligations received by it or any Holding Group Entity after the Closing to be delivered to Rev Acquisition within 10 days of such receipt.

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(b) Except as otherwise set forth herein or in the AHG Transaction Documents, all accounts receivable of each of the Holding Group Entities arising prior to or relating to any period occurring prior to the Closing, and any payment in any form ( individually, a “Holdings Group Entities Payment” and, collectively, the “Holdings Group Entities Payments”) relating to any of such accounts receivable or the operation of the business of any Holdings Group Entity prior to Closing, are hereby conveyed to Rev Acquisition on the Closing Date. AHG shall cause any Holdings Group Entities Payment received after the Closing by AHG, its affiliates, agents or representatives, or any Holdings Group Entity, to be delivered to Rev Acquisition within 10 days of such receipt in the form in which it was received.

(c) All representations and warranties made herein shall survive indefinitely.

(d) Each party hereto shall bear its own costs and expenses incurred in connection with the transactions contemplated herein and the negotiation, preparation and execution of this Agreement and all other related documents. Upon the Closing Date, the Escrow Agent will pay from the Escrow Fund (as defined in the Escrow Agreement) to Mastodon Ventures, Inc. (“Ventures”) a partial introduction fee of $100,000 in cash in accordance with the terms of the Escrow Agreement. Upon the payment in full of all amounts due under the Note and/or the conversion of all amounts due under the Note into shares of AHG common stock in accordance with the terms of the Note, Rev Acquisition shall pay to Ventures the remainder of the introduction fee of Fifty Thousand Dollars ($50,000) in cash.

(e) The parties hereto agree that the terms of this Agreement shall be disclosed in AHG’s public filings with the Securities and Exchange Commission (“SEC”), and that this Agreement will be filed with the SEC.

(f) Rev Acquisition shall indemnify, defend, and hold harmless each of the Company, AHG, and each of their respective affiliates, officers, directors, employees, agents, successors, and assigns (each, an “AHG Indemnified Party”) from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers (each a “Loss” and collectively “Losses”) arising out of or in connection with any claim, suit, action, or proceeding (each a “Claim”) relating to any actual or alleged breach by any Company Member of any representation, warranty, covenant, or obligation under this Agreement, including the obligation to pay expenses of the Company arising prior to Closing.

(g) Each of the Company and AHG shall indemnify, defend, and hold harmless the Manager, each Company Member and each of their respective affiliates, officers, directors, employees, agents, successors, and assigns (each, a “Company Member Indemnified Party”) from and against all Losses arising out of or in connection with any Claim relating to the Gift Card Liability and/or any actual or alleged breach by the Company or AHG of any representation, warranty, covenant, or obligation under this Agreement or any AHG Transaction Document, including the obligation to pay expenses of the Company arising after the Closing.

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(h) Any Company Member Indemnified Party or AHG Indemnified Party claiming to be entitled to indemnification hereunder (an “Indemnified Party”) shall promptly notify the entity or entities from whom such Indemnified Party is seeking indemnification (“Indemnifying Party”) upon becoming aware of a Claim with respect to which the Indemnifying Party is obligated to provide indemnification hereunder (“Indemnified Claim”). The Indemnifying Party shall promptly assume control of the defense and investigation of the Indemnified Claim, with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection therewith, in each case at the Indemnifying Party’s sole cost and expense. The Indemnified Party may participate in the defense of such Indemnified Claim, with counsel of its own choosing and at its own cost and expense. The Indemnifying Party shall not settle any Indemnified Claim on any terms or in any manner that adversely affects the rights of any Indemnified Party without such Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If the Indemnifying Party fails or refuses to assume control of the defense of such Indemnified Claim, the Indemnified Party shall have the right, but no obligation, to defend against such Indemnified Claim, including settling such Indemnified Claim after giving notice to the Indemnifying Party, in each case in such manner and on such terms as the Indemnified Party may deem appropriate. Neither the Indemnified Party’s failure to perform any obligation hereunder nor any act or omission of the Indemnified Party in the defense or settlement of any Indemnified Claim shall relieve the Indemnifying Party of its obligations hereunder, including with respect to any Losses, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result thereof. Any Claim relating to any breach of any representation and warranty of any party hereto shall only be made for Losses in the aggregate in excess of $25,000.

(i) Until the amounts due under the Note are paid in full or fully converted into AHG shares in accordance with the terms of the Note, AHG shall (A) not sale, assign or otherwise transfer any of the equity interest in Holdings, or any interest therein, (B) cause Holdings not to sale, assign or otherwise transfer any of its assets or any interest therein, including any equity interest in any of the Holdings Group Entities, except in the ordinary course of business, and (C) cause each of the Holdings Group Entities not to sale, assign or otherwise transfer any of its assets or any interest therein, except in the ordinary course of business.

(j) For one year after the Closing Date, AHG shall take all necessary actions to prevent: (a) each of the Company and Pie Squared from commencing a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or Pie Squared, (b) the commencement against the Company or Pie Squared of any such case or proceeding that is not dismissed within 60 days after commencement, (c) each of the Company and Pie Squared from being adjudicated insolvent or bankrupt or the entering of any order of relief or other order approving any such case or proceeding, (d) the Company or Pie Squared from suffering any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or Pie Squared making a general assignment for the benefit of creditors, (f) the Company or Pie Squared calling a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or Pie Squared admitting in writing that it is generally unable to pay its debts as they become due, (h) the Company or Pie Squared, by any act or failure to act, expressly indicating its consent to, approval of or acquiescence in any of the foregoing or taking any corporate or other action for the purpose of effecting any of the foregoing.

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7.       Miscellaneous.

7.1       Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties; provided, however, that except as otherwise set forth herein, neither party may assign or otherwise transfer this Agreement or its rights and obligations hereunder without the prior, express written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

7.3       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5       Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of each of the parties hereto, except as otherwise set forth herein.

7.6       Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.7       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled and shall no longer have any force or effect.

[Remainder of Page Intentionally Left Blank]

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The parties have executed this Agreement as of the date first written above.

PIE SQUARED INVESTMENT, LLC

By:	/s/ Irving Zuckerman
Its:

PIZZAREV ACQUISITION, LLC

By:	/s/ Jim Kepple
Its:

AMERGENT HOSPITALITY GROUP, INC.

By:	/s/ Michael D. Pruitt
Its:

Exhibit 1

Convertible Promissory Note

Exhibit 2

AHG Security Agreement

Exhibit 3

AHG UCC-1 Financing Statement

Exhibit 4

Company Guaranty

Exhibit 5

Company Security Agreement

Exhibit 6

Company UCC-1 Financing Statement

Exhibit 7

UCC-3 Financing Statement Amendment

Exhibit 8

Escrow Agreement